UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2011

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

OREGON	0-13442	93-0786033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR	97070-7777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 23, 2011, the Board of Directors approved the appointment of Richard P. Trebing as Corporate Controller and Chief Accounting Officer, and the Company’s principal accounting officer. Gregory K. Hinckley, President of the Company, will continue to serve as the principal financial officer.

Richard P. Trebing, age 56, has been employed with Mentor Graphics Corporation since 1989 serving as the Director of Finance for Operations since 1999.

In connection with Mr. Trebing’s promotion, on December 23, 2011, the Compensation Committee of the Board of Directors approved an equity award to him of 3,695 restricted stock units (RSUs) with a value of $50,000 based on the closing price of the company’s common stock on the date of the grant. The RSUs will vest for 25% of the shares on each of the first four anniversaries of the grant date, and will be otherwise governed by the terms of our standard RSU agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION
(Registrant)

Date: December 27, 2011	By:	/s/ Dean M. Freed
Dean M. Freed
Vice President and General Counsel

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